THIRD AMENDMENT TO DEPOSIT AGREEMENT

THIRD AMENDMENT dated as , 2017 (the "Amendment") to the Second Amended and Restated Deposit Agreement dated as of July 2, 2013, as amended by those certain Amendments to Deposit Agreement dated as of June 26, 2015 and June 21, 2016 (as so previously amended, the “Agreement”) among Koninklijke Ahold Delhaize N.V., incorporated under the laws of the Netherlands as a public company with limited liability (the "Company"), Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the “Depositary”) and all owners and Beneficial Owners of American Depositary Shares (“American Depositary Shares”) evidenced by American Depositary Receipts (“Receipts”) issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Agreement for the purposes set forth therein; and

WHEREAS, the Company is filing a Form 15F with the Commission in order to terminate the registration of its common shares under the Exchange Act and its obligation to file with or submit to the Commission reports under Sections 13(a) and 15(d) of the Exchange Act.

WHEREAS, pursuant to Section 6.01 of the Agreement, the Company and the Depositary desire to amend certain terms of the Agreement and Receipts to give effect to such deregistration.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Agreement and the Receipts as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Agreement.

ARTICLE II

AMENDMENTS TO THE AGREEMENT AND RECEIPTS

SECTION 2.01. All references in the Agreement to the term "Deposit Agreement" or "Agreement" shall, as of the Effective Date (as herein defined), refer to the Agreement, as amended by this Amendment.

SECTION 2.02. Section 4.12 of the Agreement is amended to read as follows:

Upon effectiveness of the termination of the Company’s reporting requirements under the Exchange Act pursuant to Rule 12h-6 under the Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. As of the date hereof, the Company’s Internet Web site is https://www.aholddelhaize.com. The Company represents that, as of the effectiveness of the termination of the Company's reporting requirements under the Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Owners in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.

SECTION 2.03. Article 11 of the form of Receipt, and all outstanding Receipts, are each amended to read as follows:

Upon effectiveness of the termination of the Company’s reporting requirements under the Exchange Act pursuant to Rule 12h-6 under the Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. As of the date hereof, the Company’s Internet Web site is https://www.aholddelhaize.com. The Company represents that, as of the effectiveness of the termination of the Company's reporting requirements under the Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Owners in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements. The Depositary shall keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Agreement, the Receipts or the American Depositary Shares.

SECTION 2.04. The form of Receipt, reflecting the amendment set forth herein is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary and the Owners, that:

(a) This Amendment, when executed and delivered by the Company, and the Agreement, as amended by this Amendment, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Netherlands, neither of such agreements need to be filed or recorded with any court or other authority in the Netherlands; and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

SECTION 3.02. Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company that this Amendment, when executed and delivered by the Depositary, and the Agreement, as amended by this Amendment, will be duly and validly authorized, executed and delivered by the Depositary, and each constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the date hereof (the "Effective Date").

SECTION 4.02. Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of the Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.03. Governing Law; Jurisdiction. The Agreement, the Amendment and the Receipts as amended hereby shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, legal suit, action or proceeding arising out of or based upon the Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts in the Borough of Manhattan, The City of New York, New York.

SECTION 4.04. Outstanding Receipts. Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing. Owners and Beneficial Owners of American Depositary Shares issued pursuant to the Agreement prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Agreement, as amended by this Amendment, in all respects.

SECTION 4.05. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives hereunto duly authorized as of the date set forth above and all Owners and holders shall become parties hereto by holding American Depositary Shares as of the Effective Date.

KONINKLIJKE AHOLD DELHAIZE N.V. By ___________________________ Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS By ___________________________ Name: Title: By ___________________________ Name: Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT TO DEPOSIT AGREEMENT

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents the right to receive one deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES OF

KONINKLIJKE AHOLD DELHAIZE N.V.

(INCORPORATED UNDER THE LAWS OF THE

NETHERLANDS AS A PUBLIC COMPANY

WITH LIMITED LIABILITY)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (hereinafter called the “Depositary”), hereby certifies that                                                               , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited common Shares (herein called “Shares”) in the capital of Koninklijke Ahold Delhaize N.V., incorporated under the laws of the Netherlands as a public company with limited liability (herein called the “Company”). At the date hereof, each American Depositary Share represents the right to receive one Share deposited or subject to deposit under the Agreement (as such term is hereinafter defined) at the Amsterdam Branch of Deutsche Bank AG, acting as Custodian under the Agreement (herein called the “Custodian”). The Depositary’s Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

1.	THE AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the second Amended and Restated Deposit Agreement, dated as of July 2, 2013 (the second amended and restated deposit agreement as further amended and supplemented from time to time, herein called the “Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting an American Depositary Share agrees to become a party thereto and become bound by all the terms and conditions thereof, subject to Sections 1.3 and 7.13 of the Agreement. The Agreement sets forth the rights of Owners and Beneficial Owners of the American Depositary Shares and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Agreement are on file at the Depositary’s Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Agreement and are qualified by and subject to the detailed provisions of the Agreement, to which reference is hereby made. Capitalized terms defined in the Agreement and not defined herein shall have the meanings set forth in the Agreement.

2.	SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Agreement, including Section 7.10 thereof, the Company’s constituent documents, and any other provisions of or governing the

Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, as promptly as practicable, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of (a) Shares or evidence of title therefor registered in the name of the Owner hereof or as ordered by him or Shares or evidence of title properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF AMERICAN DEPOSITARY SHARES.

The transfer of American Depositary Shares is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and may also require compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) any regulations the Depositary or the Company may establish consistent with the provisions of the Agreement and the Receipts, including, without limitation, Section 2.06 of the Agreement and this Article 3.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares (and Receipts representing American Depositary Shares) in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares (and Receipts representing American Depositary Shares) generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Agreement or this Receipt, The surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may be suspended at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any applicable laws or governmental regulations relating to the American Depositary Shares (and Receipts representing American Depositary Shares) or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any present or future tax or other governmental charge shall become payable with respect to any American Depositary Share or any Deposited Securities, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Share to the Depositary and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, The Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of such American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency. Every Owner and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or Beneficial Owner. The obligations of Owners and Beneficial Owners of Receipts under Section 3.02 of the Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Agreement.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Each person depositing Shares under the Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15 of the Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of any American Depositary Share may be required from time to time, and every Owner and Beneficial Owner agrees when so required, to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, as the Depositary or the Company may deem reasonably necessary or proper. The Depositary may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the satisfaction of the Company and the Depositary. The Depositary shall, upon the Company’s reasonably written request and at the Company’s expense, provide the Company, in a timely manner, with copies of any such proofs, certificates, and such representations or warranties, except to the extent prohibited by applicable law or regulation.

7.	CHARGES OF DEPOSITARY.

The Company, the Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities agree to pay the following fees of the Depositary: (1) for issuance of American Depositary Shares upon deposit of Shares (excluding issuances as a result of distributions described in (4) below), a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) issued; (2) for delivery of Deposited Securities against surrender of American Depositary Shares, a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) surrendered; (3) for distribution of cash dividends of other cash distributions (i.e., sale of rights and other entitlements), a fee of up to U.S. $2.00 per 100 American Depositary Shares (or fraction thereof) held; (4) for distribution of American Depositary Shares pursuant to (i) stock dividends or other free stock distributions, or (ii) for exercise of rights to purchase additional American Depositary Shares, a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) held; (5) for distribution of securities other than American Depositary Shares or rights to purchase additional American Depositary Shares (i.e., spin-off), a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) held, and (6) for operation and maintenance costs in administering the ADSs, a fee of up to U.S. $2.00 per 100 American Depositary Shares (or fraction thereof) held.

The Owners, the Beneficial Owners, and persons surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be responsible for the following charges: (a) taxes (including applicable interest and penalties) and other governmental charges; (b) such fees as may from time to time be in effect for the registration of transfers of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Agreement; (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency (including expenses associated with compliance with control regulations), (e) such fees and expenses as are incurred by the Depositary in connection with compliance with regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts, (f) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and (g) any additional fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary’s agents, including the Custodian, and/or agents of the Depositary’s agents in connection with the servicing of Shares, Deposited Securities and/or American Depositary Shares (such fees, charges, costs or expenses to be assessed against Owners of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

8.	PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

The Depositary and its Affiliates, subject to Section 2.09 of the Agreement, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares. Unless requested in writing by the Company to cease doing so, the Depositary may, (i) notwithstanding Section 2.03 of the Agreement, issue and deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Agreement (“Pre-Release”) and (ii) pursuant to Section 2.05 of the Agreement, deliver Shares upon the receipt and cancellation of American Depositary Shares which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released. The Depositary may receive American Depositary Shares in lieu of Shares under (i) above in satisfaction of a Pre-Release and may receive shares in lieu of American Depositary Shares under (ii) above. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom the Shares or American Depositary Shares are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, (ii) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, and (iv) agrees to any additional restrictions or requirements that the Depositary may deem reasonably necessary or proper, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate. the number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary may also set limits with respect to Pre-Release Transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems reasonably appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary, in its capacity as such and for the benefit of Owners, as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of certificated security under the laws of the State of New York, United States of America; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Receipt or the Agreement to any holder of this Receipt, unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary and (ii) registered in the books of the Registrar; provided, however that such signature may be a facsimile signature if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile of a duly authorized officer of the Registrar. Such execution of any Receipt shall be conclusive evidence that such Receipt has been duly executed and delivered hereunder.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

Upon effectiveness of the termination of the Company’s reporting requirements under the Exchange Act pursuant to Rule 12h-6 under the Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. As of the date hereof, the Company’s Internet Web site is https://www.aholddelhaize.com. The Company represents that, as of the effectiveness of the termination of the Company's reporting requirements under the Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Owners in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements. The Depositary shall keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Agreement, the Receipts or the American Depositary Shares.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish a record date upon the terms described in Section 4.06 of the Agreement. Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent of a Dollar. Any such fractional amounts shall be rounded to the nearest whole cent of a Dollar and so distributed to Owners entitled thereto. Owners and Beneficial Owners of American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Company or its agent will remit to the appropriate governmental authority or agency in the Netherlands all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of American Depositary Shares.

Notwithstanding anything contained in Section 4.01 of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.01 of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.01 of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided therein.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Owners of American Depositary Shares. Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of American Depositary Shares, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Owners is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement, and (iii) the Depositary shall, after consultation with the Company, have determined that such distribution is reasonably practicable.

Upon receipt of reasonably satisfactory documentation and the request of the Company to distribute property to Owners of American Depositary Shares and after making the requisite determinations set forth in (a) above, the Depositary shall, as promptly as reasonably practicable, distribute the property so received to the Owners of record, as of the American Depositary Shares record date, in proportion to the number of American Depositary Shares held by them respectively and in such manner as the Depositary may deem reasonably practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem reasonably practicable or necessary to pay its fees charges and expenses in respect of such distribution and disposal and to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not timely request the Depositary to make such distribution to Owners or requests not to make such distribution to Owners, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.07 of the Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable (which determination shall be made by the Depositary as promptly as reasonably practicable), the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem reasonably practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Owners as of the American Depositary Shares record date upon the terms of Section 4.01 of the Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Owners in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and Beneficial Owners shall have no rights thereto or arising therefrom.

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine whether it is lawful or practicable (provided that the determination of practicability shall have been made without bad faith) to make property described in Section 4.02 of the Agreement or hereof available to Owners in general or any Owners in particular, nor (ii) any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall timely give notice thereof to the Depositary prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.06 of the Agreement. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute to the Owners of outstanding American Depositary Shares entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Agreement and the payment of the fees and expenses of the Depositary as provided or referred to in Section 5.09 of the Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such distribution of American Depositary Shares if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Agreement. If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).

Notwithstanding anything contained in Section 4.03 of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.03 of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.03 of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners. The Depositary shall make such elective distribution available to Owners only if (i) the Company shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.01 of the Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described in Section 4.03 of the Agreement. If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.06 of the Agreement) and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to Section 5.09 of the Agreement, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01 of the Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.03 of the Agreement. Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

13.	RIGHTS.

(a) Distribution to American Depositary Share Owners. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary at least 60 days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners. The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Owners of American Depositary Shares, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) of the Agreement or, if timing and market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, the Depositary shall establish an American Depositary Shares record date (upon the terms described in Section 4.06 of the Agreement) and establish procedures to (x) distribute rights to purchase additional American Depositary Shares (by means of warrants or otherwise), (y) to enable the Owners to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver American Depositary Shares upon the valid exercise of such rights. The Company shall assist the Depositary to the extent reasonably necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise rights to subscribe for Shares (rather than American Depositary Shares).

Notwithstanding anything contained in Section 4.04(a) of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.04(a) of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.04(a) of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

(b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Agreement or determines it is not reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, it may endeavor to sell such rights in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem proper. The Company shall assist the Depositary to the extent reasonably practicable to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01 of the Agreement. The remittance of the net proceeds of any sale of rights to Owners shall not be unreasonably delayed by any action of the Depositary.

(c) Lapse of Rights. If the Depositary is unable to make any rights available to Owners upon the terms described in Section 4.04(a) of the Agreement or to arrange for the sale of the rights upon the terms described in Section 4.04(b) of the Agreement, the Depositary shall allow such rights to lapse.

The Depositary and the Company shall not be responsible for (i) any failure to determine that it may be lawful or practicable (provided that the determination of practicability has been made without bad faith) to make such rights available to Owners in general or any Owners in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise. The Depositary shall not be responsible for the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.04 of the Agreement or hereof, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary at the Company’s own expense opinion(s) of counsel in the United States and any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws. A liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines, after consultation with the Company, that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive currency other than Dollars (“Foreign Currency”), by way of dividends or other distributions on Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted into Dollars and the resulting Dollars transferred to the United States of America on a practicable basis, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Share or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Agreement and fees and/or other governmental charges incurred in the process of such conversion.

Owners and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible into Dollars transferable to the United States on a practicable basis, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or, subject to the limitations set forth in Section 4.07 of the Agreement, whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, upon prior notification to the Company, fix a record date (as close as practicable to the record date, if any, fixed by the Company in respect of such matter) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason. subject to the provisions of Sections 4.01 through 4.05, 4.08 and to the other terms and conditions of the Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

16.	VOTING OF DEPOSITED SECURITIES.

Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the owners of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from owners of Deposited Securities, upon written request by the Company, the Depositary shall fix an American Depositary Share record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Agreement. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, upon written request by the Company in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), the Depositary shall, as soon as practicable thereafter, at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation of consents or proxies received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request. The Depositary and the Custodian shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Owner’s American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Notwithstanding anything contained in the Agreement or any Receipt, the Depositary may, to the extent not prohibited by law, regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, owners of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the Depositary timely receives voting instructions from a Owner which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained in the Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of owners of Deposited Securities if the taking of such action would violate U.S. laws.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners or the provisions of this Article 16.

Notwithstanding the above, save for applicable provisions of Netherlands law, and in accordance with the terms of Section 5.03 of the Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Owners or Beneficial Owners generally or any Owner or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Agreement do not apply, Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall to the extent permitted by law, be treated as new Deposited Securities under the Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional American Depositary Shares are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, subject to the terms of the Agreement and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding American Depositary Shares to be exchanged for new American Depositary Shares. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper and distribute the net proceeds (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) to the Owners entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Owners as in the case of a distribution received in cash pursuant to Section 4.01 of the Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or Affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States of America or any other country, or of any governmental or regulatory authority or stock exchange or inter-dealer quotation system, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or Affiliates incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Agreement or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Agreement, made available to Owners or Beneficial Owners. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Agreement, or an offering or distribution pursuant to Section 4.04 of the Agreement, or for any other reason such distribution or offering may not be made available to Owners of American Depositary Shares, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary nor any of their respective agents assumes any obligation or shall be subject to any liability under the Agreement to Owners or Beneficial Owners of American Depositary Shares, except that they agree to perform their obligations specifically set forth in the Agreement without gross negligence or willful misconduct. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company nor any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company nor any of their respective agents shall be liable for any consequential or punitive damages or for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a American Depositary Share, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Custodian, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary. The Depositary shall not be liable for any acts or omissions made by a predecessor depositary in connection with any matter arising wholly prior to the appointment of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or non-action is in good faith or the effect of any such vote. Neither the Company nor the Depositary nor any of their respective agents shall incur any liability to Owners, Beneficial Owners or third parties for any for any special, consequential, indirect or punitive damages for any breach of the terms of the Agreement or otherwise. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable (provided such determination of practicability is made without bad faith), for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant. In the Agreement, the Company and the Depositary have agreed to indemnify each other and their respective directors, officers, employees, agents and Affiliates under certain circumstances enumerated therein. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time. If a successor depositary is not appointed and does not accept such appointment within 90 calendar days after the date of delivery of the Depositary resignation letter, the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement.

The Depositary may at any time be removed by the Company by written notice of such removal effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in Section 5.04 of the Agreement. In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than the rights under Sections 5.08 and 5.09 of the Agreement); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall as promptly as practicable execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than the rights under Sections 5.08 and 5.09 of the Agreement), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall as promptly as practicable deliver to such successor a list of the Owners of all outstanding Receipts and such other information relating to the Receipts and the Owners thereof as the successor depositary may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Promptly after any such changes, the Depositary shall give notice thereof to the Owners, the other Custodians acting hereunder (if any) and the Company.

20.	AMENDMENT.

The form of the Receipts, any provisions of the Agreement and any Receipts outstanding may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any Amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 calendar days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares, to consent and agree to such amendment and to be bound by the Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any American Depositary Share to surrender such American Depositary Share and receive therefor the Deposited Securities represented thereby, except in order to comply with applicable provisions of mandatory law.

Notice of any amendment to the Agreement or any Receipt shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Agreement and any Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Agreement and any Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21.	TERMINATION OF AGREEMENT.

The Depositary shall, at any time at the direction of the Company, terminate the Agreement by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, before such termination shall take effect. The Depositary may likewise terminate the Agreement by mailing notice of such termination to the Company and the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for termination. If at any time 90 calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign or the Company shall have delivered to the Depositary a written notice of removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Agreement before the end of such 90-day period, the Depositary may terminate the Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05 of the Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary and the Registrar thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property received in respect of Deposited Securities as provided in the Agreement, shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Agreement, and any applicable taxes or governmental charges), and shall take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement. At any time after the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations to Owners and to the Company, under the Agreement, except (i) its obligation to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of American Depositary Shares in accordance with the terms and conditions of the Agreement, and any applicable taxes or governmental charges) to Owners under Section 6.02 of the Agreement, and (ii) its obligation to the Company under Section 5.08 of the Agreement, which obligations shall survive termination of the Agreement and as may be required at law in connection with termination of the Agreement. Upon the termination of the Agreement, the Company shall be discharged from all obligations under the Agreement except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Agreement and any other provision thereof which expressly provides that it shall survive the termination of the Agreement. The obligations under the terms of the Agreement and Receipts of Owners and Beneficial Owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

22.	SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Agreement, the Company has (i) appointed Corporation Service Company,, in the State of New York, United States of America, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, United States of America, in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from execution of judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THE AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

23.	DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

The Company and the Depositary may from time to time request Current or former Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned American Depositary Shares or own or owned beneficial interests therein and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and such other matters as may be determined by the Company or the Depositary. Each Owner or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to this Article. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

Owners and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company or applicable Netherlands law as if they held the number of Shares their American Depositary Shares represent. The Company shall inform the Owners, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Agreement:

(a) American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to the Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares. Except for those provisions of the Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Beneficial Owners of uncertificated American Depositary Shares as well as to Owners and Beneficial Owners of American Depositary Shares.

(b) (i) The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary, in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii) The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c) American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York, United States of America.

(d) The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Section 2.10(f) of the Agreement). The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Section 2.10(f) of the Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e) Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f) (i) The parties to the Agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in Section 2.10(a) of the Agreement has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Agreement shall apply to the matters arising from the use of the DRS. The parties to the Agreement agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Agreement shall not constitute negligence or bad faith on the part of the Depositary.

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